                                                                     EXHIBIT 1.1

                              [__________] Shares

                                JFAX.COM, Inc.

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------

                                             [__________] [__], 1999


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BANCBOSTON ROBERTSON STEPHENS INC.
CIBC OPPENHEIMER CORP.

DLJdirectInc.
     As representatives of the several Underwriters named in Schedule I hereto
     c/o  Donaldson, Lufkin & Jenrette Securities Corporation
          277 Park Avenue
          New York, New York 10172


Dear Sirs:

     JFAX.COM, Inc., a Delaware corporation (the "Company"), proposes to issue
                                                  -------
and sell to the several underwriters named in Schedule I hereto (the

"Underwriters"), an aggregate of [__________] shares (the "Firm Shares") of the
-------------                                              -----------
common stock, par value $0.01 per share, of the Company, of which [__________] shares (the "Firm Shares") are to be issued and sold by the Company. The
             -----------
Company also proposes to issue and sell to the several Underwriters not more than an additional [__________] shares (the "Company Additional Shares") of
                                             -------------------------
common stock, par value $0.01 per share, of the Company if requested by the Underwriters as provided in Section 2 hereof, and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell
                                          --------------------
to the several Underwriters not more than an aggregate of an additional [__________] shares (the "Selling Stockholders Additional Shares" and together
                          --------------------------------------
with the Company Additional Shares, the "Additional Shares") of common stock,
                                         -----------------
par value $0.01 per share, of the Company if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares". The shares of common
                                             ------
stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The
                                                        ------------
Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "Sellers."
                     -------

     SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933,
 ----------
as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including a
                    ---
prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement,"
                                                       ----------------------
and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the Company has filed or is
                                ----------
required pursuant to the
terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration
                                                      ------------------------
Statement"), then, unless otherwise specified, any reference herein to the term
---------
"Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     SECTION 2. Agreements to Sell and Purchase; Lock-Ups; QIU; and Reserved Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell the Firm Shares, and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $[______] (the "Purchase Price") the number of Firm Shares (subject to such adjustments to
 --------------
eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedules I hereto bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell the Company Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to all the Company Additional Shares from the Company at the Purchase Price and (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Selling Stockholders Additional Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to all the Selling Stockholders Additional Shares from the Selling Stockholders at the Purchase Price.

     The Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Company Additional Shares and their right to purchase Selling Stockholders Additional Shares only simultaneously and may exercise such rights in whole or in part from time to time by giving written notice (an "Option Exercise Notice") thereof to the
                                   ----------------------
Company and to the Selling Stockholders within 30 days after the date of this Agreement; provided, however, that the Company shall have the right, if less than all of the Additional Shares are to be purchased, to designate the priority in which Additional Shares are to be purchased from the Company or from any Selling Stockholder (so that the Company may designate a disproportionate allocation), but in the absence of such designation by the Company, then the ratio of (i) the number of Company Additional Shares actually purchased from the Company to (ii) the total number of Company Additional Shares set forth in the first paragraph hereof, shall be equal to the ratio of (i) the number of Selling Stockholders Additional Shares actually purchased from the Selling Stockholders to (ii) the total number of Selling Stockholders Additional Shares set forth on
Schedule II hereto; provided, further, that if any Selling Stockholder refuses or fails to deliver any Selling Stockholders Additional Shares in accordance with the provisions hereof, the Company shall be obligated to issue and sell to the Underwriters an additional number of Shares equal to the number of Selling Stockholders Additional Shares that such Selling Stockholder refused or failed to deliver. Only Donaldson, Lufkin & Jenrette Securities Corporation shall be entitled to give Option Exercise Notices on behalf of the Underwriters and each such notice shall specify the aggregate number of Company Additional Shares and the aggregate number of Selling Stockholders Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given.

     If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Company Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Company Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares. Similarly if any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Selling Stockholder Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Selling Stockholder Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     Each Seller hereby agrees, except as set forth in the last sentence of this paragraph, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise) (each of the actions specified in such clauses (i) and (ii), a "Transfer"), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement (other than a registration statement on Form S-8) with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors and officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the first sentence of this paragraph, any of the following Transfers shall be permitted, without requiring the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, and each letter delivered by the Company pursuant to the immediately preceding sentence may contain a provision permitting any of the following Transfers, without requiring the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation: (i) any Transfer of shares of Common Stock by a corporation, limited liability company or partnership solely to its shareholders, members or partners; provided that each transferee executes and delivers a lock-up letter agreeing to the foregoing restrictions during the remainder of the 180-day period referenced above; (ii) any Transfer of shares of Common Stock to any family member of the transferor or to any charitable trust or foundation or similar charitable entity; provided that each transferee (other than a private charitable foundation if the existence of the lock-up letter would cause the contribution to be non-deductible) executes and delivers a lock-up letter agreeing to the foregoing restrictions during the remainder of the 180-day period referenced above; and (iii) any Transfer of shares of Common Stock to the Company in payment of debts or other obligations owed by the transferor to the Company.

     The Company hereby confirms its engagement of BancBoston Robertson Stephens Inc. ("BBRS") as, and BBRS hereby confirms its agreement with the Company to
        ----
render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Shares. BBRS, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU." The price at which the Shares will be sold to the public
                  ---
shall not be higher than the maximum price recommended by the QIU.

     The Sellers and the Underwriters agree that up to [_______] of the Firm Shares to be purchased by the Underwriters (the "Reserved Shares") shall be
                                                 ---------------
reserved for sale by the Underwriters to certain eligible directors, officers, employees and persons having business relationships with the Company, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Shares are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

     SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters,
          ---
against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal funds immediately available in New York City to the accounts specified by the Company and to a single custodian bank on behalf of all of the Selling Stockholders. The certificates representing the Shares shall be made available for inspection not later than 9:30 a.m., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm
 -----------------
Shares shall be 9:00 a.m., New York City time, on [________] [__], 1999 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "Closing Date." The time and date of delivery and payment for any
     ------------
Additional Shares to be purchased by the Underwriters shall be 9:00 a.m., New York City time, on the date specified in the applicable exercise notice given by you pursuant to and in accordance with Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as an "Option Closing Date."
                               -------------------

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 10 hereof shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     SECTION 5.  Agreements of the Company.  The Company agrees with you:

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing,

               (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,

               (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of any of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes,

               (iii) when any amendment to the Registration Statement becomes effective,

               (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and

               (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

     If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to you four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; and during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised.

          (d) Prior to 10:00 a.m., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as you may reasonably request; provided, however, that in case any Underwriter or dealer is so required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, the preparation and delivery of such copies of the Prospectus (and of any amendment or supplement to the Prospectus) as you so request shall be at the expense of such Underwriter or dealer.

          (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, upon your request forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as you may reasonably request; provided, however, that in case any Underwriter or dealer is required to deliver a prospectus in connection with the sale of any of the Shares at any time nine months or more after the time of issue of the Prospectus, the preparation and delivery of such copies of the Prospectus (and of any amendment or supplement to the Prospectus) as you so request shall be at the expense of such Underwriter or dealer.

          (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

          (g) To make generally available to its stockholders as soon as practicable but in any event not later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) that shall satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act), and to advise you in writing when such statement has been so made available.

          (h) During the period of five years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock generally or non-confidential reports, financial statements and other communications furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (i) Regardless of whether the transactions contemplated in this Agreement are consummated or this Agreement is terminated, and except as otherwise provided herein, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including:

               (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein,

               (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,

               (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares,

               (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees, and the reasonable fees, charges and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto),

               (v) the filing fees, fees, charges and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc.,

               (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market,

               (vii)  the cost of printing certificates representing the Shares,

               (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) the fees, if any, and expenses, if any, of the QIU (including the fees, charges and disbursements of counsel to the QIU), and

               (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

     It is understood, however, that, except as provided in this Section 5 and Sections 8, 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          (j) To list for quotation the Shares on the Nasdaq National Market and to use its best efforts to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

          (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company on or prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     SECTION 6. Representations and Warranties of the Company. The Company represents and warrants the following to each of the Underwriters:

          (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 p.m., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) (i) when it became effective, did not contain and, as amended, if applicable, will not, as of the effective date of any such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act. If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective, (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act. The Prospectus will not contain as of its filing date and, as amended or supplemented, if applicable, will not contain as of the filing date of such amendment or supplement any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein. The parties hereto acknowledge that for purposes of this Agreement, including this Section 6(b), Section 6(c) and Section 9(b) hereof, the only information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to any of them) is (i) the list of Underwriters and the number of Shares to be purchased by each of them, set forth in the first table under the caption "Underwriting" in the Prospectus and (ii) the information set forth in the third, the eleventh, the fifteenth, the sixteenth and the seventeenth paragraphs under the caption "Underwriting" in the Prospectus. Furthermore, the parties hereto acknowledge that for purposes of this Agreement, including this Section 6(b), Section 6(c) and Section 9(b) hereof, the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein.

          (d) Each of the Company and its sole subsidiary, JFAX.COM, Europe, Ltd., has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties as described in the Prospectus, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiary, taken as a whole (a "Material Adverse Effect"). The only subsidiary of the
                    -----------------------
     Company is JFAX.COM, Europe, Ltd., a company organized and existing under the laws of the United Kingdom, and such subsidiary is not a "significant subsidiary" (as defined in Section 1-02 of Regulation S-X) of the Company.

          (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or its subsidiary relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or its subsidiary, except as otherwise disclosed in the Registration Statement.

          (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (g) All of the outstanding shares of capital stock of the Company's subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (h) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

          (i) Neither the Company nor its subsidiary is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any material obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary or their respective property is bound, other than such defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

          (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except the registration under the Act of the Shares, such as have been already obtained or such as may be required under the securities or Blue Sky laws of the various states) or (ii)(A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the charter or by-laws of the Company or its subsidiary or (y) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiary, taken as a whole, to which the Company or its subsidiary is a party or by which the Company or its subsidiary or their respective property is bound, (B) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, its subsidiary or their respective property or (C) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or its subsidiary or any other impairment of the rights of the holder of any such Authorization, other than, in the case of clauses (A)(y), (B) and (C), such conflicts, breaches, defaults, violations, suspensions, terminations, revocations or impairments which, individually or in the aggregate, would not have a Material Adverse Effect and would not have an adverse effect on the validity or enforceablity of this Agreement or on the transactions contemplated hereby.

          (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or its subsidiary is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

          (l) Neither the Company nor its subsidiary has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any
                                             ------------------
     provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

          (m) Each of the Company and its subsidiary has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all
         -------------
     governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws and any applicable laws pertaining to telecommunications or Internet related activities, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiary is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or its subsidiary; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

          (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (o) This Agreement has been duly authorized, executed and delivered by the Company.

          (p) KPMG LLP are independent public accountants with respect to the Company and its subsidiary as required by the Act.

          (q) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiary on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein (subject to normal year-end adjustments and the lack of complete footnote disclosure in the case of interim statements); the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis not inconsistent with such financial statements and the books and records of the Company. The pro forma financial information and the related notes thereto included in the

     Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (s) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (t) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiary, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or its subsidiary and (iii) neither the Company nor its subsidiary has incurred any material liability or obligation, direct or contingent.

          (u) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (v) The Company and its subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiary, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiary; and except as disclosed in the Prospectus, any real property and buildings held under lease by the Company or its subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiary.

          (w) The Company and its subsidiary own or have sufficient rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("Intellectual Property")
                                                 ---------------------
     currently employed by them in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor its subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of a decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

          (x) The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor its subsidiary (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

          (y) No relationship, direct or indirect, exists between or among the Company or its subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiary on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

          (z) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its subsidiary before the National Labor Relations Board or any state or local labor relations board,
     (ii) strike, material labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or its subsidiary or (iii) union representation question existing with respect to the employees of the Company and its subsidiary, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the employees of the Company or its subsidiary.

          (aa) The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) The Company and its subsidiary have filed all material United States federal, state, local, and foreign tax returns, reports, and statements required to be filed and all such tax returns, reports, and statements are true, correct, and complete in all material respects. The Company and its subsidiary have paid all material taxes, assessments, fees, and levies, together with any interest, penalties or additions thereto, required to be paid, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books and records of the Company in accordance with generally accepted accounting principles and practices.

          (cc) The Company has reviewed its operations and that of its subsidiary to evaluate the extent to which the business or operations of the Company or its subsidiary will be affected by the Year 2000 Problem.
     In addition, the Company has received certifications from its key suppliers of hardware and networking equipment for its data centers to the effect that such hardware and networking equipment are Year 2000 compliant. As a result of such review and such certifications, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The Prospectus includes in all material respects all required disclosure relating to the Company's Year 2000 disclosure obligations and the Year 2000 Problem, including without limitation the disclosure described in the Commission's interpretive releases entitled (i) "Statement of the Commission Regarding Disclosure of Year 2000 Issues and Consequence by Public Companies, Investment Advisers, Investment Companies, and Municipal Securities Issuers" (SEC Release No. 33-7558, July 29, 1998) and (ii) "Frequently Asked Questions About the Statement of the Commission Regarding Disclosure of Year 2000 Issues and Consequences by Public Companies" (SEC Release 33-7609, November 9, 1998). As used herein, the "Year 2000 Problem" means any significant risk that computer hardware or
      -----------------
     software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (dd) Neither the Company nor its subsidiary has at any time (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of America or any jurisdiction thereof.

          (ee) The Company has not taken and will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. Since the filing of the Registration Statement, the Company has not (i) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or
     (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (ff) The Company has not taken any action that would violate Rule 102 of Regulation M of the Exchange Act.

          (gg) Except as set forth in the Prospectus, neither the Company nor its subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, company, association or other entity that is material to the Company and its subsidiary, taken as a whole.

     SECTION 7.  Representations and Warranties of the Selling Stockholders.

          (a) Each of the Selling Stockholders represents and warrants the following to each of the Underwriters:

              (i) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good and clear title to the Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

               (ii) Such Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and [INSERT NAME OF CUSTODIAN], as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney of
                            -----------------
          such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the
                                                        ---------
          extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "Power of Attorney") and to sell, assign, transfer and deliver
                -----------------
          the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

               (iii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

               (iv) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (v) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

               (vi) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever, other than pursuant to this Agreement, and, provided that the Underwriters do not have notice of any "adverse claim" (within the meaning given to such term in Article 8 of the Uniform Commercial Code of the State of New York), each of the Underwriters will be a "protected purchaser" (within the meaning given to such term in Article 8 of the Uniform Commercial Code of the State of New York) with respect to such Shares and will acquire such Shares free of any "adverse claim" (within the meaning given to such term in Article 8 of the Uniform Commercial Code of the State of New York).

               (vii) On the Closing Date (and, if any Additional Shares are sold by such Selling Stockholder pursuant to the terms hereof, on the applicable Option Closing Date), the certificates representing all of the Shares to be sold by such Selling Stockholder on such date pursuant to this Agreement will be in suitable form for transfer by delivery or will be accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed.

               (viii) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except the registration under the Act of the Shares, such as have been already obtained or such as may be required under the securities or Blue Sky laws of the various states) or (ii)(A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or (y) any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (B) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder, other than, in the case of clauses (A)(y) and (B), such conflicts, breaches, defaults or violations which, individually or in the aggregate would not have an adverse effect on the validity or enforceablity of this Agreement or on the transactions contemplated hereby and in the case of any Selling Stockholder that is not an individual, would not have a material adverse effect on the business, financial condition or results of such Selling Stockholder and its subsidiaries, taken as a whole, or , in the case of any Selling Stockholder that is an individual, would not have a material adverse effect on such Selling Stockholder.

               (ix) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder did not, as of the effective date of the Registration Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (x) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(a)(x), such Selling Stockholder will immediately notify you of such change.

               (xi) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

               (xii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (xiii) Such Selling Stockholder has not taken any action that would violate Rule 102 of Regulation M of the Exchange Act.

               (xiv) Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a member, or is a "person associated with a member" (within the meaning given to such phrase in Article I, Section 1(ee) of the By-laws of the National Association of Securities Dealers, Inc.), of the National Association of Securities Dealers, Inc.

               (xv) Such Selling Stockholder shall deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (b) Each of the Selling Stockholders who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or is controlled (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) by the Company or who is a director or officer of the Company or any equity securities of which are held by a director or officer of the Company or that is controlled (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) by a director or officer of the Company, represents and warrants to each of the Underwriters, that such Selling Stockholder has no knowledge of any material fact or condition that is not set forth in the Registration Statement or the Prospectus and has adversely affected, or may adversely affect, the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, and the sale of the Shares proposed to be sold by such Selling Stockholder is not prompted by any such knowledge.

     SECTION 8. Indemnification of QIU.

          (a) The Company agrees to indemnify and hold harmless the QIU, its directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) related to, based upon or arising out of
     (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause
     (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU.

          (b) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) hereof (the "QIU Indemnified Party"), the QIU Indemnified Party shall promptly
           ---------------------
     notify the Company in writing and the Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the QIU Indemnified Party and the payment of all fees and expenses of such counsel, as incurred. Any QIU Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the QIU Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the QIU Indemnified Party and the Company, and the QIU Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the QIU Indemnified Party). In any such case, the Company shall not, in connection with any one action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all QIU Indemnified Parties, which firm shall be designated by the QIU, and all such fees and expenses shall be reimbursed as they are incurred. The Company shall indemnify and hold harmless the QIU Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Company shall have received a request from the QIU Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Company) and, prior to the date of such settlement, the Company shall have failed to comply with such reimbursement request. The Company shall not, without the prior written consent of the QIU Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the QIU Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the QIU Indemnified Party, unless such settlement, compromise or judgment
     (i) includes an unconditional release of the QIU Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU Indemnified Party.

          (c) To the extent the indemnification provided for in this Section 8 is unavailable to a QIU Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Company, in lieu of indemnifying such QIU Indemnified Party, shall contribute to the amount paid or payable by such QIU Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and the QIU on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses, but after deducting underwriting commissions and discounts) received by the Company as set forth in the table on the cover page of the Prospectus, and the fee, if any, received by the QIU pursuant to Section 2 hereof, bear to the sum of such total net proceeds and such fee. The relative fault of the Company on the one hand and the QIU on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

          The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a QIU Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such QIU Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any QIU Indemnified Party at law or in equity.

     SECTION 9.  Indemnification.

          (a) The Company, jointly and severally with each of the Selling Stockholders, and each of the Selling Stockholders, severally and not jointly according to the number of Shares sold hereunder, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of
     Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses,
                      ------------
     claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 9(a) shall be limited to an amount equal to the total net proceeds (after deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder. In addition to the foregoing, in connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of purchasers of the Reserved Shares (including eligible directors, officers, employees and persons having business relationships with the Company) to pay for and accept delivery of the Reserved Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed application to purchase.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to such Underwriter but only with reference to information furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) (the "indemnified party"), the indemnified party shall promptly notify the
           -----------------
     person against whom such indemnity may be sought (the "indemnifying party")
                                                            ------------------
     in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 9(a) and 9(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 9(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume within a reasonable time the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the

     Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by a majority in interest of the Selling Stockholders. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount equal to the total net proceeds (after deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          (e) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) Each Selling Stockholder hereby designates JFAX.COM, Inc., 10960 Wilshire Blvd., Fifth Floor, Los Angeles, California 90024, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 9, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 13 hereof.

     SECTION 10. Conditions of Underwriters Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) (i) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission.

          (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Richard S. Ressler and Nehemia Zucker in their capacities as the Chief Executive Officer and the Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Sections 6(t), 10(a) and 10(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

          (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement, except for any amendments or supplements of which you had notice and to which you do not object prior to their filing with the Commission),

               (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiary, taken as a whole,

               (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or its subsidiary, and

               (iii) neither the Company nor its subsidiary shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 10(d)(i), 10(d)(ii) or 10(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from or on behalf of each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Sullivan & Cromwell, counsel for the Company and the Selling Stockholders, to the effect that:

               (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as described in the Prospectus;

               (ii) the Company has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, the States of California and New York;

               (iii) all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights, rights of first refusal or other similar rights arising under the Delaware General Corporation Law, the certificate of incorporation or bylaws of the Company.

               (iv) the Shares to be issued and sold by the Company under this Agreement have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued and fully paid and non-assessable;

               (v) this Agreement has been duly authorized, executed and delivered by the Company and by or on behalf of each Selling Stockholder;

               (vi) the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, and such stock conforms in all material respects to the description thereof contained in the Prospectus;

               (vii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before the Commission;

               (viii) the issuance and sale of the Shares to be sold by the Company and the execution and delivery by the Company of this Agreement do not (i) violate the Company's certificate of incorporation or by-laws, (ii) result in a default under or breach of any indenture, loan agreement, mortgage, lease or other agreement or instrument filed as an exhibit to the Registration Statement or any of the agreements with Ameritech, Critical Path, CompuServe, CommTouch, Prodigy, Telecom New Zealand or Kuni Research that are described in the Prospectus, (iii) violate any preemptive rights, rights of first refusal or similar rights contained in any agreement or instrument referred to in the preceding clause (ii), (iv) violate any judgments, orders or decrees, if any, of any governmental authorities specifically identified to such counsel in an officer's certificate from the Company or (v) violate any federal law of the United States or law of the State of New York or the State of California applicable to the Company or the Delaware General Corporation Law; provided, however, that counsel need express no opinion with respect to federal or state securities laws or other antifraud laws;

               (ix) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Shares to be issued and sold by the Company to the Underwriters under this Agreement and for the sale of the Shares to be sold by the Selling Stockholders to the Underwriters under this Agreement have been obtained or made;

               (x) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or an "investment adviser" as such term is defined in the Investment Company Act of 1940, as amended;

               (xi) to the best of such counsel's knowledge after due inquiry, each Selling Stockholder has the applicable power and authority to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

               (xii) the Custody Agreement of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (xiii) the Power of Attorney of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitutes a valid and binding instrument of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its term, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

               (xiv) assuming that the Underwriters do not have notice of any "adverse claim" (within the meaning given to such term in Article 8 of the Uniform Commercial Code of the State of New York), upon physical delivery in the State of New York of a certificate or certificates representing the Shares to be sold by each Selling Stockholder pursuant to this Agreement, each of the Underwriters will be a "protected purchaser" (within the meaning given to such term in Article 8 of the Uniform Commercial Code of the State of New York) with respect to such Shares and will acquire such Shares free of any "adverse claim" (within the meaning given to such term in Article 8 of the Uniform Commercial Code of the State of New York).

          The opinion of Sullivan & Cromwell described in this Section 10(f) shall be rendered to you at the request of the Company and the Selling Stockholders and shall so state therein. Such opinion may be limited to the laws of the States of New York and California, the Federal law of the United States of America and the General Corporation Law of the State of Delaware. Such counsel shall also deliver a letter to the Underwriters to the effect that the Registration Statement, as of the effective date of the Registration Statement, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel's attention in the course of their review has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus, or as of the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those made under the captions caption "Description of Capital Stock" and "Underwriting" in the Prospectus. Such counsel shall further state that (i) they do not know of any litigation or any governmental proceeding instituted or threatened against the Company or its subsidiary that would be required to be disclosed in the Prospectus and is not so disclosed and that they do not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized and (ii) they have advised the Company with respect to the disclosure set forth in the Prospectus under the caption "Certain United States Federal Tax Consequences to Non-U.S. Holders of Common Stock," to the extent that it relates to matters of United States Federal income tax law, and in their opinion such disclosure is accurate in all material respects. Such counsel may also state that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

          (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, as to such matters as you may reasonably request.

          (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (i) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

          (j) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

          (k) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

          (l) You shall have received on the Closing Date a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (m) You shall have received on the Closing Date such additional documents and certificates as you or your counsel may reasonably request.

     The several obligations of the Underwriters to purchase any Additional Shares under this Agreement are subject to the satisfaction on the applicable Option Closing Date of each of the conditions set forth above in this Section 10; provided, however, that for the purpose of determining whether each of such conditions has been satisfied, all references to the "Closing Date" set forth above in this Section 10 shall be deemed to be references to the applicable Option Closing Date.

     SECTION 11.  Effectiveness of Agreement and Termination.

          (a) This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          (b) This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred:

               (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States of America or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus,

               (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market,

               (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market,

               (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiary, taken as a whole,

               (v) the declaration of a banking moratorium by either federal or New York State authorities or

               (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States of America.

          (c) If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 12. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

          (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

          (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     SECTION 13.  Miscellaneous.

          (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows:

               (i) if to the Company, to JFAX.COM, Inc., 10960 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, Facsimile No.:
          (310) 966-1801, Attention: General Counsel, with a copy to Sullivan & Cromwell, 1888 Century Park East, Los Angeles, California 90067, Facsimile No.: (310) 712-8800, Attention: Frank H. Golay, Jr.,

               (ii) if to the Selling Stockholders, to Richard S. Ressler and Nicholas V. Morosoff, the Attorneys-in-Fact, c/o the Company at is address specified in clause (i) above, and

               (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172; Facsimile No. (212) 892-7272, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, Facsimile No.
          (213) 687-5600, Attention: Nick P. Saggese,

     or in any case to such other address as the person to be notified may have requested in writing.

          (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, any QIU Indemnified Party, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          (c) If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 11), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees, charges and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers, any persons controlling any of the Underwriters and the QIU Indemnified Parties for any and all fees and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Sections 8 and 9 hereof).

          (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the QIU Indemnified Parties, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          (e) THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW

     YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OF THE UNDERWRITERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          (f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (h) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                              (Signatures Follow)

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                       Very truly yours,

                                       JFAX.COM, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                       THE SELLING STOCKHOLDERS NAMED IN
                                       SCHEDULE II HERETO, ACTING SEVERALLY


                                       By:______________________________________
                                       Name:____________________________________
                                                    Attorney-in-fact



DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
BANCBOSTON ROBERTSON STEPHENS INC.
CIBC OPPENHEIMER CORP.

DLJdirectINC.

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

By:______________________________________
Name:____________________________________
Title:___________________________________

                                                                      SCHEDULE I
                                                                      ----------



                                                         Number of Firm Shares
Underwriters                                                to be Purchased
------------                                             ---------------------
Donaldson, Lufkin & Jenrette Securities Corporation.....

BancBoston Robertson Stephens Inc.......................

CIBC Oppenheimer Corp...................................

DLJdirectInc. ..........................................

[Names of other Underwriters]...........................
                                                               -----------
   Total................................................
                                                               ===========

                                                                     SCHEDULE II
                                                                     -----------

                              Selling Stockholders
                              --------------------

                                                 Number of Option
Selling Stockholders                            Shares Being Sold
--------------------                            -----------------
Steve M. Aaronson.............................  [to come]

William D. Brown..............................  [to come]

Arlene Brown..................................  [to come]

The Regent Trust Company Ltd. R165 Account....  [to come]

Geoffrey S. Goodfellow........................  [to come]

Greg James....................................  [to come]

Boardrush Media LLC...........................  [to come]

Toxford Corporation S.A.......................  [to come]

   Total......................................  [to come]

                                                                         Annex I
                                                                         -------

                        Stockholders Subject to Lock-Ups
                        --------------------------------

John Bell
Mark Cohen
Tiffany Devitt
Aron Gibson
Angela Hakimipour
Gary Hickox
Mark Jensen
Gregg Kalvin
Amit Kumar
Yves LaPage
Enrico Lelina
Jinghong Li
Mark Lopez
Zohar Loshitzer
Nicholas Morosoff
Sonia Nanda
Anand Narasimhan
Aaron Price
James Reed
John Rieley
Michael Schulhof
Jacob Shemesh
Quang Than
Raymond Thu
Nehemia Zucker
Boardrush Media LLC
Delaware State Employees Retirement Fund
GMT Partners
ICI American Holdings Inc. Defined Benefit Plan
JW McConnell Family Foundation
Orchard/JFAX Investors LLC
Zeneca Holdings Inc. Defined Benefit Plan


                                      A-1